Exhibit 99.1
Insulet Announces Development Agreement for the
First Non-Diabetes Drug Delivery Application
for the OmniPod System
BEDFORD, MA, June 3, 2008—Insulet Corporation (NASDAQ:PODD), a leader in wearable insulin pump technology with its OmniPod(R) Insulin Management System, today announced an agreement with Ferring Pharmaceuticals, of Saint Prex, Switzerland, to develop the OmniPod System for the delivery of a Ferring drug. This is Insulet’s first development agreement for a non-diabetes drug delivery application.
Under the terms of the agreement with Ferring, Ferring will fund development of a custom version of the OmniPod’s Personal Diabetes Manager and, upon completion of the development, will agree to purchase minimum quantities of the OmniPod Systems over a five year period, beginning in 2009. Financial terms were not disclosed.
Duane DeSisto, president and chief executive officer of Insulet said, “We are pleased to partner with Ferring to develop an OmniPod for the delivery of a women’s health treatment, as a first step toward expanded applications of the OmniPod System for drug delivery. We believe the OmniPod System can be an effective platform technology for the delivery of other drugs that require continuous or frequent infusions.”
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully-automated cannula insertion. Through the OmniPod System, Insulet seeks to expand the use of continuous subcutaneous insulin infusion (CSII) therapy among people with insulin-dependent diabetes. Founded in 2000, Insulet is based in Bedford, MA.
Forward-Looking Statement
This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its revenues, patient base, manufacturing capacity, expenses, product costs, sales and marketing efforts, financial performance and Insulet’s ability to successfully develop, market and sell the OmniPod for non-diabetes drug delivery applications. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with Insulet’s dependence on the OmniPod System; Insulet’s ability to achieve and maintain market acceptance of the OmniPod System; potential manufacturing problems, including damage, destruction or loss of any or Insulet’s automated assembly units or difficulties in implementing its automated manufacturing strategy; potential problems with sole source or other third-party suppliers on which Insulet is dependent; Insulet’s ability to obtain favorable reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the OmniPod System; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; risks associated with potential future acquisitions; Insulet’s ability to maintain compliance with the restrictions and covenants contained in its existing credit and security agreement; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 and its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)